                                                                   EXHIBIT 10.11

                               SALES VISION, INC.

                           STOCK RESTRICTION AGREEMENT


                  THIS AGREEMENT is made as of this 13th day of May, 1999, by and among Sales Vision, Inc., a North Carolina corporation (the "Company"), and Tom Fedell ("Stockholder").

                                    RECITALS

                  WHEREAS, Stockholder is the holder of record of two thousand five hundred seventy-five (2,575) shares of Common Stock of the Company (the "Purchased Shares") which Stockholder purchased from the Company on October 27, 1994 at an aggregate purchase price of Two Thousand Five Hundred Seventy Five Dollars ($2,575) (the "Aggregate Purchase Price");

                  WHEREAS, effective May 13, 1999, the Company effected a split of the outstanding shares of its Common Stock such that each share of its Common Stock was automatically converted into fifty-six (56) shares of Series A Preferred Stock and four hundred forty-four (444) shares of Common Stock;

                  WHEREAS, the Purchased Shares were fully vested and not subject to repurchase by the Company;

                  WHEREAS, Stockholder is a party to that certain Stock Purchase Agreement by and among the Investors and the Selling Stockholders (as defined therein) pursuant to which Stockholder sold all of such Stockholder's one hundred forty-four thousand two hundred (144,200) shares of Series A Preferred Stock to the Investors;

                  WHEREAS, after giving effect to the Sale of Series A Preferred Stock to the Investors, Stockholder now holds one million one hundred forty-three thousand three hundred (1,143,300) shares of the Company's Common Stock (the "Common Shares"); and

                  WHEREAS, in order to induce the Company to enter into a sale of Series A Preferred Stock with certain investors, Stockholder hereby agrees to the imposition of contractual restrictions with respect to Stockholder's Common Shares, and Stockholder and the Company hereby agree that this Agreement shall govern the rights of the Company to repurchase such Common Shares according to the vesting schedule defined herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

         A.       RESTRICTIONS ON COMMON SHARES AND STOCK CERTIFICATE

                  1. Stock Restrictions and Delivery of Certificate. Stockholder has previously purchased from the Company the Common Shares, and Stockholder now hereby agrees to the imposition of certain contractual restrictions on the Common Shares. Stockholder shall deliver to the Company, subject to the terms hereof, at the time of the execution of this Agreement, any previously issued stock certificate representing the Common Shares and shall deliver to the Company concurrently therewith a
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duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Common Shares.

                  2. Legending of Certificate and Deposit into Escrow. Upon receipt by the Company of the items in Section A.1 above, the Company shall legend the stock certificate representing the Common Shares pursuant to the terms of Section A.3 below and shall hold such stock certificate in escrow in accordance with the provisions of this Agreement.

                  3. Restrictive Legends. The stock certificate for the Common Shares shall be endorsed with the following restrictive legends (in addition to any previously existing legends):

                     "The shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices"

                     "The Shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred without an effective registration thereof under such Act or an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required."

                  4. Stockholder Rights. Until such time as the Company exercises the Repurchase Right, Stockholder (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Common Shares, including the Common Shares held in escrow hereunder, subject, however, to the transfer restrictions of Article B.

         B.       TRANSFER RESTRICTIONS

                  1. Restriction on Transfer. Except for any Permitted Transfer, Stockholder shall not transfer, assign, encumber or otherwise dispose of any of the Common Shares that are subject to the Repurchase Right (as hereinafter defined). In addition, Common Shares that are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the market stand-off provisions of this Agreement.

                  2. Transferee Obligations. Each person (other than the Company) to whom the Common Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and the Right of First Refusal and Co-Sale Agreement by and among the Company, the Founders (as defined therein) and the Purchasers (as defined therein) dated as of the date hereof (the "Co-Sale Agreement"), and that the transferred shares are subject to the Repurchase Right and the rights set forth in the Co-Sale Agreement to the same extent such shares would be so subject if retained by Stockholder.

                  3. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering, the Stockholder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any


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Common Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection B.3. This Subsection B.3 shall not apply to Common Shares registered in the public offering under the Securities Act of 1933, as amended, and the Stockholder shall be subject to this Subsection B.3 only if the directors and officers of the Company are subject to similar arrangements.

         C.       REPURCHASE RIGHT

                  1. Grant. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the thirty (30) day period following the date Stockholder resigns from Service for any reason or is terminated by the Company for Good Cause, to repurchase at $4.039 per share ("Repurchase Price") all or any portion of the Common Shares in which Stockholder is not, at the time of his cessation of Service, vested in accordance with the Vesting Schedule set forth in Paragraph C.3 herein (such shares to be hereinafter referred to as the "Unvested Shares"):

                  2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner prior to the expiration of the thirty (30) day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Unvested Shares that are to be repurchased from Owner.

                  3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph C.2 herein. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Common Shares in which Stockholder vests in accordance with the following vesting schedule (the "Vesting Schedule"):

                     Thirty percent (30%) of the Common Shares shall not be
                  subject to the Company's Repurchase Right. Stockholder shall acquire a vested interest in and the Company's Repurchase Right will accordingly lapse with respect to the remaining seventy percent (70%) of the Common Shares ("Unvested Shares") in successive equal monthly installments upon Stockholder's completion of each of the twenty-four (24) months of Service measured from and after May 13, 1999 (the "Vesting Date").


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All Common Shares as to which the Repurchase Right lapses shall, however, remain subject to any market stand-off provisions set forth in this Agreement and to the provisions of the Co-Sale Agreement.

                  4. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend), which is by reason of any Recapitalization distributed with respect to the Common Shares, shall be immediately subject to the Repurchase Right, but only to the extent the Common Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Common Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure.

                  5. Corporate Transaction.

                     To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to the new capital stock or other property (including any cash payment) received in exchange for the Unvested Shares in consummation of the Corporate Transaction, but only to the extent the Unvested Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company's capital structure.

         D.       ESCROW

                  1. Deposit. Upon issuance, the certificates for the Common Shares that are subject to the Repurchase Right shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article D. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Paragraph D.3. Upon delivery of the certificates (or other assets and securities) to the Company, Stockholder shall be issued a receipt acknowledging the number of Common Shares (or other assets and securities) delivered in escrow.

                  2. Recapitalization/Reorganization. Any new, substituted or additional securities or other property which is by reason of any Recapitalization or Reorganization distributed with respect to the Common Shares shall be immediately delivered to the Company to be held in escrow under this Article D, but only to the extent the Common Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Common Shares (or other securities at the time held in escrow) shall be paid directly to Owner and shall not be held in escrow.

                  3. Release/Surrender. The Common Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

                     (a) Should the Company elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Company concurrently with the payment to Owner of an amount equal to the aggregate Repurchase Price for such Unvested Shares, and Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).


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                     (b) As the Unvested Shares (or any other assets or
securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Owner's request, but not more frequently than once every six (6) months; provided, however, that the failure to release the certificates for any Vested Shares solely for administrative reasons only shall not affect such shares' status as Vested Shares.

                     (c) All Common Shares (or other assets or securities) released from escrow shall nevertheless remain subject to (i) the Company's and the Purchasers first refusal right and the Purchasers' co-sale rights under the Co-Sale Agreement, to the extent such rights have not otherwise lapsed, and (ii) the market stand-off provisions of this Agreement, until such provisions terminate.

         E.       SPECIAL TAX ELECTION

                  The imposition of the Repurchase Right under this Agreement on the Unvested Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the imposition of the Repurchase Right on the Common Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. STOCKHOLDER SHOULD CONSULT WITH HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF EXECUTING THIS AGREEMENT AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. STOCKHOLDER ACKNOWLEDGES THAT IT IS STOCKHOLDER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

         F.       GENERAL PROVISIONS

                  1. No Employment or Service Contract. Nothing in this Agreement shall confer upon Stockholder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Stockholder) or of Stockholder, which rights are hereby expressly reserved by each, to terminate Stockholder's Service at any time for any reason, with or without cause.

                  2. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by U.S. mail) or two (2) days after deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party to be notified at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice (under the terms of this paragraph) to all other parties to this Agreement.

                  3. No Waiver. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement, the Stock Purchase Agreement or any other agreement between the Company and Stockholder or Stockholder's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


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
                  4. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         G.       MISCELLANEOUS PROVISIONS

                  1. Further Actions. The parties hereby agree to take whatever additional actions and execute whatever additional documents they may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either of them or on the Common Shares pursuant to the provisions of this Agreement.

                  2. Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral. This Agreement may only be amended with the written consent of Stockholder and the Company, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                  3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without resort to that State's conflict-of-laws rules.

                  4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  5. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Stockholder, Stockholder's permitted assigns and legal representatives, heirs and legatees of Stockholder's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

                  6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                  8. Conflicts. In the event that the terms of this Agreement conflict or are inconsistent with the terms of any other agreement, written or oral, relating to the subject matter hereof between the Company and Stockholder, the terms of this Agreement shall control.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.


                                    SALES VISION, INC.:


                                    /s/  THOMAS FEDELL
                                    --------------------------------------

                                    President
                                    Title

                                    Address: 6000 Fairview Rd., Suite 1180
                                             Charlotte, NC 28210




                                    STOCKHOLDER:*



                                    /s/ THOMAS FEDELL
                                    --------------------------------------
                                    Tom Fedell



                                    Address:

                                             10628 Tyne Ct.
                                             Charlotte, NC 28210

----------
* I have received, completed, executed and retained the Section 83(b) election that was attached hereto as Exhibit III. I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.

                            INSTRUCTION TO EXHIBIT I:


Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Stockholder.

                                    EXHIBIT I
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto Sales Vision, Inc. (the "Company") one million one hundred forty-three thousand three hundred (1,143,300) shares of the Common Stock of the Company standing in his name on the books of the Company represented by Certificate Number(s) _____________ herewith and does hereby irrevocably constitute and appoint _____________________ his attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated: _______________


                                    ____________________________________________
                                    Signature


         This Assignment Separate from Certificate was executed in conjunction with the terms of the Stock Restriction Agreement by and between the above assignor and Sales Vision, Inc. dated May ___, 1999.

                                   EXHIBIT II

                       FEDERAL INCOME TAX CONSEQUENCES AND
                           SECTION 83(b) TAX ELECTION

         I. Federal Income Tax Consequences and Section 83(b) Election. Under
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the Fair Market Value of the Common Shares, on the date any forfeiture restrictions applicable to such shares lapse, over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Common Shares pursuant to the Repurchase Right. However, Stockholder may elect under Code Section 83(b) to be taxed at the time the Common Shares become subject to forfeiture restrictions, rather than when and as such Common Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Common Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit III. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY STOCKHOLDER AS THE FORFEITURE RESTRICTIONS LAPSE.

                                   EXHIBIT III

                             SECTION 83(b) ELECTION

                  This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:                  Thomas Fedell

         Address:               10628 Tyne Ct., Charlotte, North Carolina 28210

         Taxpayer Ident. No.:
                                ------------------------------------------------

(2) The property with respect to which the election is being made is one million one hundred forty-three thousand three hundred (1,143,300) shares of Common Stock of Sales Vision, Inc.

(3)      The property was issued on May 13, 1999.

(4) The taxable year in which the election is being made is the calendar year 1999.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at a percentage of its value as of May 13, 1999, if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of monthly installments over a two (2)-year period ending on May 13, 2001.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___ per share.

(7)      The amount paid for such property is $___  per share.

(8) A copy of this statement was furnished to Sales Vision, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)      This statement is executed on May 13, 1999.



--------------------------------------       -----------------------------------
Spouse (if any)                              Taxpayer


This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Purchaser must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                    APPENDIX


The following definitions shall be in effect under the Agreement:

1. AGGREGATE PURCHASE PRICE shall have the meaning assigned to such term in the Recitals.

2.       AGREEMENT shall mean this Stock Restriction Agreement.

3.       BOARD shall mean the Company's Board of Directors.

4.       CODE shall mean the Internal Revenue Code of 1986, as amended.

5. COMMON SHARES shall have the meaning assigned to such term in the Recitals.

6.       COMMON STOCK shall mean the Company's common stock.

7.       COMPANY shall mean Sales Vision, Inc., a North Carolina corporation.

8. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.


9. FAIR MARKET VALUE of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Board after taking into account such factors as it shall deem appropriate.

10. GOOD CAUSE shall mean Stockholder's unauthorized use or disclosure of the confidential information or trade secrets of the Company which use causes material harm to the Company, Stockholder's conviction of a felony under the laws of the United States or any state thereof, Stockholder's gross misconduct, or Stockholder's continued failure to perform assigned duties for 45 days after receiving written notification from the Board. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for dismissal or discharge.

11. OWNER shall mean Stockholder and all subsequent holders of the Common Shares who derive their chain of ownership through a Permitted Transfer from Stockholder.

12. PARENT shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

13. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Common Shares, provided and only if Stockholder obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Common Shares effected pursuant to Stockholder's will or the laws of intestate succession following Stockholder's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Stockholder in connection with the acquisition of the Common Shares.

14. PURCHASE PRICE shall mean the purchase price per share as calculated by dividing the Aggregate Purchase Price by the total number of Common Shares.

15. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

16.      REORGANIZATION shall mean any of the following transactions:

         (i) a merger or consolidation in which the Company is not the surviving entity,

         (ii) a sale, transfer or other disposition of all or substantially all of the Company's assets,

         (iii) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

         (iv) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

17. REPURCHASE RIGHT shall mean the right granted to the Company in accordance with Article C.

18. SERVICE shall mean the provision of services to the Company (or any Parent or Subsidiary) by a person in his or her capacity as an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

19. SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

20.      VESTING SCHEDULE shall mean the vesting schedule specified in Paragraph
         C.3.

21. UNVESTED SHARES shall have the meaning assigned to such term in Paragraph C.1.


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